Exhibit 99.1
FOR IMMEDIATE RELEASE
NEW A. SCHULMAN BOARD MEMBERS TAKE OFFICE; BOARD EXPANDS AND
NAMES CEO JOSEPH M. GINGO TO FILL NEW DIRECTOR’S SEAT
AKRON, Ohio – January 23, 2008 – A. Schulman, Inc. (Nasdaq-GS: SHLM) announced today that the three new directors elected by stockholders at its January 10, 2008 annual meeting have joined its Board of Directors. Taking office today were Stanley W. Silverman, Michael Caporale, Jr. and Lee Meyer, who joined returning Board member James A. Mitarotonda as Class III directors. The Company also announced today that its newly constituted Board voted to expand by one member and named President and Chief Executive Officer Joseph M. Gingo to fill the new director’s position. With the addition, the Board now consists of 13 directors. Gingo also joins the Board as a Class III director and his term will expire at the Company’s 2010 Annual Meeting of Stockholders.
The Board’s decision to expand and add Mr. Gingo was unanimous and had been supported by Ramius Capital Group as part of its effort to elect two nominees to the Board at the Company’s January 10, 2008 annual meeting. ISS Governance Services also supported the expansion of the Board to include Gingo, who became President and CEO on January 1, 2008.
“We welcome the new directors and appreciate their commitment to serve on our Board,” said Will Holland, lead independent director of the Company. “We are also pleased that Joe Gingo will be returning to the Board. Joe has been a director of A. Schulman since 2000 and has made significant contributions to our strategic development. As both a director and CEO, he will be able to keep the Board fully informed on the Company’s strategic progress, which will enable the Board to act more quickly and decisively in the best interests of our stockholders.”
Gingo said, “This is a pivotal time in A. Schulman’s history as we move ahead with our operational initiatives to transform our business, and the Board continues to evaluate all strategic options available to generate greater value for our stockholders. I look forward to working closely with all of our directors to ensure that the communication lines remain open and the Board has the information it needs in its decision-making process.”
About A. Schulman, Inc.
Headquartered in Akron, Ohio, A. Schulman is a leading international supplier of high-performance plastic compounds and resins. These materials are used in a variety of consumer, industrial, automotive and packaging applications. The Company employs about 2,500 people and has 17 manufacturing facilities in North America and Europe (including Asia). Revenues for the fiscal year ended August 31, 2007, were $1.8 billion. Additional information about A. Schulman can be found at www.aschulman.com.
3550 WEST MARKET STREET • AKRON, OH 44333 U.S.A. • TELEPHONE 330/666-3751

Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	Worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	Fluctuations in the value of currencies in major areas where the Company operates, including the U.S. dollar, euro, U.K. pound sterling, Canadian dollar, Mexican peso, Chinese yuan and Indonesian rupiah;

•	Fluctuations in the prices of sources of energy or plastic resins and other raw materials;

•	Changes in customer demand and requirements;

•	Escalation in the cost of providing employee health care;

•	The outcome of any legal claims known or unknown; and

•	The performance of the North American auto market.
Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.
This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. A. Schulman does not undertake an obligation to publicly update or revise any forward-looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in A. Schulman’s periodic filings with the Securities and Exchange Commission.

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